UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2020

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a Credit Agreement, dated July 15, 2014, as amended (the “Credit Agreement”), by and among Ciena Corporation (“Ciena”), the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), Ciena maintained an existing senior secured term loan with an outstanding aggregate principal amount of $693 million as of January 23, 2020 and maturing on September 28, 2025 (the “Existing Term Loan”).

On January 23, 2020, Ciena, as borrower, and Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC and Blue Planet Software, Inc., as guarantors, entered into a Refinancing Amendment to Credit Agreement with the lenders party thereto and the Administrative Agent (the “Refinancing Agreement”), pursuant to which Ciena consummated a permitted refinancing of the entire outstanding amount of the Existing Term Loan, and in accordance therewith, incurred new senior secured term loans in an aggregate principal amount of $693 million and maturing on September 28, 2025 (the “Refinancing Term Loan”). The proceeds of the Refinancing Term Loan were used in their entirety to refinance the Existing Term Loan. The Refinancing Agreement amends the Credit Agreement and provides that the Refinancing Term Loan will, among other things:

•	mature on September 28, 2025;

•	amortize in equal quarterly installments in aggregate amounts equal to 0.25% of the principal amount of the Refinancing Term Loan as of January 23, 2020, with the balance payable at maturity;

•	be subject to mandatory prepayment provisions upon the occurrence of certain specified events substantially similar to the Existing Term Loan, including certain asset sales, debt issuances, and receipt of annual Excess Cash Flow (as defined in the Credit Agreement);

•	bear interest, at Ciena’s election, at a per annum rate equal to (a) LIBOR (subject to a floor of 0.00%) plus an applicable margin of 1.75%, or (b) a base rate (subject to a floor of 1.00%) plus an applicable margin of 0.75%; and

•	be repayable at any time at Ciena’s election, provided that repayment of the Refinancing Term Loan with proceeds of certain indebtedness prior to July 23, 2020 will require a prepayment premium of 1% of the aggregate principal amount of such prepayment.

Except as amended by the Refinancing Agreement, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing does not purport to be a complete description of the terms of the Refinancing Agreement and such description is qualified in its entirety by reference to the Refinancing Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Document

10.1

Refinancing Amendment to Credit Agreement, dated January 23, 2020, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: January 28, 2020	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary